Exhibit 99

Corporate Controller Anne Bauer to Leave Journal Communications

MILWAUKEE--(BUSINESS WIRE)--August 5, 2011--Journal Communications Inc. (NYSE:JRN), a diversified media company, announced today that Anne Bauer, Vice President and Corporate Controller, intends to leave the company on September 2. Richard Butterworth, Broadcast Controller, and Marty Ozolins, Publishing Controller, both Assistant Controllers of Journal Communications, will assume Ms. Bauer’s responsibilities until a successor is named. The company will launch a nationwide search for Ms. Bauer’s successor.

“We want to express our sincere thanks to Anne for her many years of service to Journal Communications,” said Chairman and CEO Steven Smith. “Anne has been an integral part of our leadership team, and we have valued her contributions over the years. We wish her well in her new position.” Ms. Bauer has accepted a role with Sussex-based Quad Graphics.

Forward-looking Statements

This press release contains certain forward-looking statements related to our business that are based on current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found on our most recent Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission.

About Journal Communications

Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media company with operations in publishing, radio and television broadcasting and interactive media. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and several community newspapers and shoppers in Wisconsin and Florida. We own and operate 33 radio stations and 13 television stations in 12 states and operate an additional television station under a local marketing agreement. Our interactive media assets build on our strong publishing and broadcasting brands.

CONTACT:
Journal Communications, Inc.
Andre Fernandez
Executive Vice President, Finance & Strategy
and Chief Financial Officer
414-224-2884